UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in Item 1.01 of the Form 8-K filed on March 29, 2006, Xybernaut Corporation (the "Company") reported that the Company, Xybernaut Solutions, Inc. ("XSI" and together with the Company, the "Debtors") and East River Capital LLC ("ERC") entered into a Secured Promissory Note (the "Original Note") and Security Agreement (the "Security Agreement"), both dated as of March 23, 2006. Also, on March 23, 2006, the Debtors, ERC and Skadden, Arps, Slate, Meagher & Flom LLP entered into an Escrow Agreement (the "Escrow Agreement," and collectively with the Original Note and the Security Agreement, the "ERC DIP Credit Facility"). On March 23, 2006, the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") entered an interim order (the "Interim Order") authorizing the Debtors to enter into the ERC DIP Credit Facility and authorizing the Debtors to obtain credit and incur debt under the ERC DIP Credit Facility on an interim basis through and including April 24, 2006 up to an aggregate amount of $1.9 million.

As previously disclosed in Item 1.01 of the Form 8-K filed on April 13, 2006, the Bankruptcy Court entered an order (the "Settlement Order") approving a settlement agreement (the "Settlement Agreement") with LC Capital Master Fund, Ltd. ("LC Fund"), the Official Committee of Equity Security Holders and the Official Committee of Unsecured Creditors (the "Creditors’ Committee"). The Settlement Order resulted in certain modifications to the Original Note. Pursuant to the Settlement Order, the amount of funding increased from $1.9 million to $2.4 million and the Interim Order and the Original Note have been amended to reflect changes resulting from the Settlement Agreement.

On May 1, 2006, the Bankruptcy Court entered a final order (the "Final Order") that authorizes the amendment of certain terms and conditions of the Original Note that were approved in the Interim Order. To reflect the amendments, the Debtors and ERC have entered into an Amended and Restated Secured Promissory Note, dated May 2, 2006 (the "Amended Note").

As previously disclosed in paragraphs six and seven of Item 1.01 of the Form 8-K filed on April 6, 2006, a segregated escrow account for the benefit of the general unsecured creditors (the "GUC Escrow Account") was established pursuant to a stipulation and order entered by the Bankruptcy Court. The Final Order provides that upon the funding of the GUC Escrow Account in the amount of $200,000, the Creditors’ Committee will waive its requirement to achieve a milestone agreed upon with the counsel to the Creditors’ Committee relating to receipt of a sale offer.

The following is a description of the material terms and conditions of the Amended Note, including the amendments resulting from the Settlement Agreement. The Amended Note supersedes the Original Note.

The Amended Note provides for loans in the amount of $3.2 million. Each loan request must be in a minimum amount of $50,000. Amounts repaid may be reborrowed on a revolving basis. The Amended Note will become due and payable in full on the earliest of (i) September 1, 2006 (the "Maturity Date"), (ii) the effective date of any plan of reorganization, (iii) the consummation of the sale of all or substantially all assets of either Debtor or (iv) the date a declaration of termination of any further commitment is made as a result of an event of default.

The loans will be used solely for (1) the repayment of outstanding advances, fees and expenses payable under the debtor-in-possession financing facility with LC Fund (the "LC Fund DIP Credit Facility") approved by the Bankruptcy Court in October, 2005 in an amount up to $847,252, (2) establishment and funding of the Lender Escrow (as defined below), (3) working capital needs, general corporate purposes, the costs and expenses associated with the bankruptcy cases of Debtors and payment of fees and expenses of ERC, and (4) the funding of the GUC Escrow. Part of the loan has also been used to establish an escrow account (the "Lender Escrow") in the amount of $600,000 for the benefit of ERC, which may be later reduced to an amount not less than $200,000 upon mutual written consent of ERC and the Debtors.

Upon the receipt of proceeds from the sale of patents, ERC will be paid an additional amount equal to the greater of $1.2 million and 62.5% of each dollar advanced under the ERC DIP Credit Facility (the "Premium"). The Premium was earned upon the advance of the initial loans in the amount of $2.4 million and will be paid when principal becomes due or when all or any amount of the loans is repaid.

ERC will have a first priority lien on all assets which include intellectual property, accounts receivable, inventory, equipment, general intangibles, contract rights, documents, instruments, chattel paper and deposit accounts (the "Collateral") other than (a) those liens and encumbrances not exceeding $100,000 in the aggregate and listed on an exhibit to the Security Agreement and (b) after the aggregate net proceeds exceed $5 million, a shared lien pari passu with LC Fund in the ratio of 2.5% to secure any remaining obligations to LC Fund under the Settlement Agreement, such lien in favor of LC Fund to encumber the Debtors’ assets only to the extent provided in the Settlement Agreement, and 97.5% to secure the Obligations, and (c) after the aggregate net proceeds exceed $10 million, a shared lien pari passu with LC Fund in the ratio of 3.5% to secure any remaining obligations to LC Fund under the Settlement Agreement, such lien in favor of LC Fund to encumber the Debtors’ assets only to the extent provided in the Settlement Agreement, and 96.5% to secure the Obligations.

The Debtors will not sell, transfer, lease, encumber or otherwise dispose of any portion of the Collateral without the prior written consent of ERC, except for sales of the Debtors’ inventory in the ordinary course of their businesses or except as otherwise provided for in the ERC DIP Credit Facility.

Net proceeds from any court approved sale of assets will be paid as follows: (a) the first $5 million to ERC to reduce the obligations under the Amended Note (the "Obligations"), (b) after the net proceeds exceed $5 million and until payment in full of the Obligations, 97.5% to ERC and 2.5% to LC Fund for a period of one year following confirmation of a plan of reorganization of the Debtors, and thereafter 100% to ERC to reduce the Obligations, and (c) after the net proceeds exceed $10 million and until payment in full of the Obligations, 96.5% to ERC and 3.5% to LC Fund for a period of one year following confirmation of a plan of reorganization of the Debtors, and thereafter 100% to ERC to reduce the Obligations.

If Debtors fail to pay the obligations in full on or prior to the Maturity Date, at the option of ERC, (a) Debtors will pay ERC the sum of $400,000 as a late payment fee; (b) each Debtor will issue to ERC, for the sum of $400,000, payable by setoff against the obligations owed to ERC, all authorized but unissued shares of common stock of such Debtor, legally available for issuance; and/or (c) each Debtor will reconstitute its board of directors so that the majority of the board of directors is satisfactory to ERC in its sole and absolute discretion. If at the Maturity Date the Debtors are then parties to one or more existing contracts with a credible buyer with respect to a bona fide offer that will provide funds to the Debtors in an aggregate amount sufficient to enable the Debtors to repay the obligations in full within 30 days after the Maturity Date, the issuance of stock and reconstitution of the boards of directors will not occur unless and until the Debtors fail to pay the obligations in full on or before 30 days after the Maturity Date. The Debtors also agree that if all of the current directors choose to resign from their positions on the boards of directors before reconstitution of the boards of directors, prior to such resignations becoming effective the Debtors will appoint the Chief Executive Officer as a director to serve in such capacity upon the resignations of such directors.

If the Debtors reorganize and emerge from Chapter 11, ERC will receive warrants for the right to purchase 6.3% of the capital stock of Debtors on a fully-diluted basis at nominal cost, subject to anti-dilution protection. ERC will have the right to participate in any rights offering for the stock of the Debtors by having the option to purchase any unsubscribed stock. In addition, the Debtors will consult with ERC in connection with the development of a plan of reorganization that provides for ERC to receive warrants and, if applicable, rights offering options. For so long as ERC holds warrants or stock of the Debtors, ERC will have the right to appoint a member of, or observer to, the boards of directors of the Debtors.

Debtors covenant to take the actions to cause the events set forth on Exhibit D to the Amended Note to occur by the dates indicated thereon.
ERC’s obligation to make subsequent loans is subject to the satisfaction of the following conditions: (i) the Debtors and each of their directors have executed and deposited into escrow all documents reasonably requested by ERC to confirm that they will comply with their respective obligations under the Amended Note, (ii) the Creditors’ Committee will have consented to an increase in the commitment amount to $3.2 million, (iii) the Final Order approves the loan, (iv) the Debtors have submitted a loan request to ERC requesting loans in an amount equal to ERC’s expenses incurred, which loans will be used by the Debtors to reimburse ERC for such expenses, (v) the Debtors are in compliance with the events set forth on Exhibit D to the Amended Note, and (vi) the progress of the Debtors’ efforts to sell Collateral and the bids received from potential purchasers for the Collateral are satisfactory to ERC in its sole and absolute discretion. Notwithstanding the satisfaction of any of these conditions, the providing of any subsequent loans is up to ERC in its sole discretion.
The Debtors will pay to ERC a monthly administration fee of $5,000 which will be due and payable on the first day of each month. The Debtors also agreed to pay all costs and expenses of ERC incurred in connection with the loans, the enforcement or preservation of rights and remedies under the loan documents and the prosecution or defense of any investigation or litigation related to the Obligations, the Amended Note or any other documents and orders related thereto. Any reasonable expenses incurred by ERC will be payable by the Debtors within seven days after receipt of written demand.
The Debtors will not, without prior express written consent of ERC, (i) issue any capital stock, (ii) cancel any authorized stock, or (iii) alter existing shareholder structure, or take any other action, so as to further or cause an ownership change.
The Debtors will provide ERC with reasonable prior notice of all meetings (including telephonic meetings) of the boards of directors of the Debtors and permit an authorized representative of ERC to attend and observe all such meetings, except for meetings of the executive committees of the boards of directors held to discuss matters that are deemed confidential.
The Amended Note provides for various events of default, including, but not limited to: (i) Debtors failure to timely pay principal amounts when due, (ii) Debtors failure to timely reimburse ERC for expenses, (iii) breaches of the terms and conditions of the Amended Note, (iv) Debtors’ failure to meet the events set forth on Exhibit D to the Amended Note, (v) the occurrence of a material adverse change in the condition or business prospects of the Debtors or to the value of certain of the Debtors’ intellectual property, and (vi) modification of, or the Debtors taking any action that is contrary to the bidding procedures filed with the Bankruptcy Court on April 14, 2006, without prior written consent of ERC.
Upon the occurrence of an event of default, but subject to at least five days notice, all unpaid principal, accrued interest, premium and other amounts owing will, at the option of ERC, be immediately due, payable and collectible by ERC pursuant to applicable law and the commitments terminated.
The Amended Note also contains standard representations and warranties, covenants and certain other matters.
The terms and conditions of the Security Agreement, which provides a security interest in the Collateral used to secure the Amended Note, and the Escrow Agreement, which governs the terms of the Lender Escrow, were not amended by the Final Order.
A copy of the Amended Note is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Upon entry of the Settlement Order and the payment of the $300,000 settlement amount called for by the Settlement Agreement, the LC Fund DIP Credit Facility was terminated. The Settlement Order was entered on April 13, 2006 and the settlement payment was made on April 18, 2006. Upon termination, neither the Debtors nor LC Fund have any further rights or obligations thereunder. The terms of the LC Fund DIP Credit Facility were previously reported in Item 1.01 of the Form 8 K filed on November 21, 2005, and such Item 1.01 is incorporated herein by reference.
As reported above in Item 1.01, the Amended Note supersedes the Original Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the ERC DIP Credit Facility set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On May 2, 2006, the Company entered into the Amended Note agreeing that ERC, at its option, may issue all authorized but unissued shares of common stock of the Company, legally available for issuance, for the sum of $400,000 if the Company fails to pay the obligations pursuant to the Amended Note in full on or prior to the Maturity Date. The Company is exempt from registering this sale of common stock pursuant to Section 3(a)(7) and Section 4(2) of the Securities Act of 1933, as amended.
Also on May 2, 2006, the Company agreed that if the Debtors reorganize ERC will receive warrants for the right to purchase 6.3% of the capital stock of the Debtors on a fully-diluted basis at nominal cost, subject to anti-dilution protection. The Company is exempt from registering this right to purchase capital stock pursuant to Section 3(a)(7) and Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On April 27, 2006, the Bankruptcy Court entered an order establishing bidding procedures for the sale of specified wireless intellectual property assets of the Debtors.

The assets proposed to be sold are three existing United States patents and one United States patent application, as well as all associated foreign filings. These assets are known as the Waypoint portfolio. The Waypoint patent group sets forth technology and business processes to provide wireless direct mail by sending information to targeted mobile users at specific locations.

The order calls for notice of the auction and the related hearing, which is referred to below, to be given by April 28, 2006 to all creditors and other parties in interest and for the Debtors to assist interested parties in conducting their respective due diligence through May 11, 2006. The order provides that bids will be accepted until 4:00 p.m. EDT on May 12, 2006.

The order and approved bidding procedures provide for a minimum bid requirement of $3.9 million. The order provides for an auction of the assets on May 17, 2006 if more than one qualifying bid is received and a Bankruptcy Court hearing on May 18, 2006 to authorize the sale of the assets to the successful bidder, (or if the successful bidder fails to complete the sale, the second best bidder). The order provides that objections or responses to the sale of these assets must be filed with the Bankruptcy Court by May 17, 2006.

The order also provides that the closing of the sale to the successful bidder as approved by the Bankruptcy Court at that hearing will take place on or before May 31, 2006 (or if the sale to the successful bidder fails to close by that date, then that the sale to the second best bidder will take place on or before June 7, 2006).

The order provides for the method in which bids may be made. The Debtors have reserved the right, with the consents of the Creditors’ Committee and ERC, to deem a bid which does not satisfy certain enumerated requirements to be a qualified bid. The order also approved the form of the purchase agreement for the sale.

Any person seeking to become a qualified bidder or who has questions about the bidding procedures should contact Robert Smith, SSG Capital Advisors, L.P., 445 Park Avenue, Suite 1901, New York, NY 10022 at 212.754.4108 or rsmith@ssgca.com.

There can be no assurance that the sale of these assets will be successfully completed, the amount that the Company may receive if this sale takes place or that the Company will emerge from bankruptcy or reorganize.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

May 8, 2006	By:	/s/ John F. Moynahan

Name: John F. Moynahan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Secured Promissory Note